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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

          ____________________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event report) October 30, 2003

                          PRIMEDEX HEALTH SYSTEMS, INC.
                          -----------------------------
             [Exact Name or Registrant as specified in its Charter]


           New York                0-19019                        13-3326724
           --------                -------                        ----------
[State or other jurisdiction  [Commission File No.]            [IRS Employer
     of incorporation]                                       Identification No.]

             1510 Cotner Avenue, Los Angeles, California 90025-3303
             ------------------------------------------------------
               [Address of principal executive officers; ZIP Code]



         Registrant's Telephone No., including Area Code: (310)478-2800


       ___________________________________________________________________
                  Former address, if changed since last report


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Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------

         Registrant's Chapter 11 Plan of Reorganization filed with the Bankruptcy Court in Los Angeles, California in connection with Registrant's default in its obligation to redeem the $16.3 million in its outstanding 10% convertible subordinated debentures due June 30, 2003, was confirmed by order of the Court on October 8, 2003, and became final on October 20, 2003. Registrant qualified its amended indenture with the Securities and Exchange Commission pursuant to the Trust Indenture Act of 1939, which qualification is effective October 30, 2003. The qualification implements the Court order approving the extension of the debentures for an additional five years through June 30, 2008, in return for which Registrant agreed to (I) increase the annual interest rate to 11.5%; (ii) reduce the conversion rate to $2.50; and (iii) agreed not to redeem the debentures prior to July 1, 2005.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2003                 PRIMEDEX HEALTH SYSTEMS, INC.



                                        By: /s/ Howard G. Berger
                                            ------------------------------------
                                            Howard G. Berger, M.D., President